UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2024

UGI Corporation

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania (State or Other Jurisdiction of Incorporation)	1-11071 (Commission File Number)	23-2668356 (IRS Employer Identification No.)

500 North Gulph Road, King of Prussia, PA 19406 (Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: 610 337-1000

Not Applicable
Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, without par value	UGI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On June 11, 2024, AmeriGas Partners, L.P. (“AmeriGas Partners”) and AmeriGas Finance Corp. (“Finance Corp.” and, together with AmeriGas Partners, the “Issuers”), indirect, wholly-owned subsidiaries of UGI Corporation (the “Company”), announced the commencement of a cash tender offer (the “Tender Offer”) to purchase up to $450,000,000 of the outstanding aggregate principal amount of the Issuers’ 5.500% Senior Notes due 2025 (the “Notes”). The Tender Offer is being made upon the terms and subject to the conditions set forth in the offer to purchase, dated June 11, 2024 (as may be amended or supplemented from time to time, the “Offer to Purchase”). The Tender Offer will expire at 5:00 p.m., New York City time, on July 11, 2024, unless extended or earlier terminated (the “Expiration Time”). The consummation of the Tender Offer and the Issuers’ obligation to accept for purchase, and to pay for, the Notes validly tendered (and not validly withdrawn) pursuant to the Tender Offer are subject to the satisfaction of or waiver of certain conditions.

The applicable consideration for each $1,000 principal amount of Notes validly tendered and accepted for purchase pursuant to the Tender Offer will be determined in the manner described in the Offer to Purchase. Holders of the Notes will also receive accrued and unpaid interest on their Notes validly tendered and accepted for purchase from the applicable last interest payment date up to, but not including, the applicable settlement date in the manner described in the Offer to Purchase.

The information included in this Current Report on Form 8-K under this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. It may be incorporated by reference in a registration statement or filing by the Company under the Exchange Act or the Securities Act of 1933, as amended (the “Securities Act”), only if and to the extent such subsequent filing specifically references the information herein as being incorporated by reference in such filing.

This Current Report on Form 8-K shall not constitute an offer to purchase or a solicitation of an offer to sell with respect to any Notes. Any offer to purchase the Notes will be made by means of the Offer to Purchase, nor shall there be any offer to purchase in any jurisdiction in which such an offer to purchase would be unlawful.

Item 8.01.	Other Events.

On June 11, 2024, the Company issued a press release announcing the commencement of the Tender Offer. A copy of the Press Release announcing the Tender Offer is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information included in this Current Report on Form 8-K under this Item 8.01 (including Exhibit 99.1) shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section. It may be incorporated by reference in a registration statement or filing by the Company under the Exchange Act or the Securities Act only if and to the extent such subsequent filing specifically references the information herein as being incorporated by reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number:	Description

99.1	Press Release of UGI Corporation dated June 11, 2024 announcing the commencement of a cash tender offer for up to $450,000,000 of the outstanding aggregate principal amount of AmeriGas Partners, L.P.’s and AmeriGas Finance Corp.’s 5.500% Senior Notes due 2025.

104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UGI Corporation

June 11, 2024	By:	/s/ Jessica A. Milner
	Name:	Jessica A. Milner
	Title:	Secretary